Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 ASR No. 333-235886) of Colony Capital, Inc. pertaining to the registration of its class A common stock, preferred stock, depositary shares, warrants, and rights;

(2)	Registration Statement (Form S-8 No. 333-215509) of Colony Capital. Inc. (formerly known as Colony NorthStar, Inc.) pertaining to the 2014 Omnibus Stock Incentive Plan; and

(3)	Registration Statement (Form S-8 No. 333-197104-01) of Colony Capital. Inc. (formerly known as Colony NorthStar, Inc.) pertaining to the 2014 Omnibus Stock Incentive Plan of our reports dated March 2, 2020 with respect to the consolidated financial statements of Colony Capital, Inc. and the effectiveness of internal control over financial reporting of Colony Capital, Inc. included in this Annual Report (Form 10-K) of Colony Capital, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Los Angeles, California
March 2, 2020